THIS OFFERING STATEMENT IS MADE PER FORM 1 - A

PRELIMINARY OFFERING CIRCULAR DATED: ______________2016

TENSLEEP FINANCIAL CORPORATION

$500,000

20,000 INVESTMENT UNITS

100 Units Minimum Purchase

Tensleep Financial Corporation, a Colorado corporation, is a development stage financial services company. Its temporary principal address is 109 E 17th Street, Suite 4375, Cheyenne, WY 82001, phone number (307) 663-9874, and its accounting and financial offices are located at 1623 Tradewinds Lane, Newport Beach, CA 92660.

Our officers and directors are offering on a best efforts basis 20,000 Investment Units at $25 per Unit (minimum purchase of 100 Units) and there is no minimum number of Units to be sold. Each Unit consists of 100 shares of Common Stock, 100 Series A Warrants, 100 Series B Warrants, 100 Series C Warrants and 100 Series D Warrants. Each warrant of each series of warrants is to purchase 1 share of common stock at a strike price of $0.075, $0.10, $0.15, and $0.20 respectively and are to be exercised within 24, 36, 48 and 60 months, respectively. The total number of shares included in the 50,000 units is 5,000,000 and the total underlying shares of all warrants is 20,000,000. The offering of the common stock underlying the warrants is a continuous offering. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement. The offering will end on or before July 31, 2017. See "Description of Securities."

style

The Company's board of directors may issue all or part of the Units, in the exercise of its discretion, for non-cash consideration from independent third parties, officers, directors or affiliated persons. There is no limit on the amount of units that may be issued in exchange for non-cash consideration. Non-cash consideration is limited to include the cancellation of indebtedness for debts validly incurred, debt instruments for money loaned, advanced, or incurred on behalf of the Company. The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock or the common stock of ghird party companies. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common or preferred stock on the reasonable and fair value of the common or preferred stock as determined by the board of directors at the time of the exchange. See "Summary - Non-Cash Consideration."

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Number of Units	Price To Public(1)	Commissions(2)	Proceeds to Company(3)
Per Unit :	1	$25.00	$2.50	$22.50
Minimum :	N/A	N/A	N/A	N/A
Maximum :	20,000	$500,000	$50,000	$450,000

(1)The securities are offered for cash and/or non-cash consideration, and may be sold to officers, directors and/or affiliates of the company.

(2)The offering is being made by our Officers and Directors on a best efforts basis and they will receive no remuneration. A commission of 10% may be paid to members of the National Association of Securities Dealers, Inc. ("NASD") for cash sales made by member broker-dealers. A three percent (3%) Due Diligence fee may be paid to selected NASD members in their capacity as Selling Agents.

(3)Before deducting the Company's registration and distibution expenses estimate at $50,000.

i

TENSLEEP FINANCIAL CORPORATION

ii

SUMMARY

The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and Financial Statements and notes thereto, appearing elsewhere in this Offering Circular.

Company

We are a development stage Finacial services company.

Reports To Investors

The Company will furnish annual reports to its shareholders which may include audited or un-audited annual financial statements. The Company will prepare un-audited quarterly financial statements and periodic progress reports to shareholders upon request. The Company is not a reporting company under the Exchange Act of 1934, as amended. The Company's Common Stock is not currently listed on any quotation service.

The Offering

This is a best efforts offering under Section 3(b) of the securities act of 1933, as amended, (the Act), being made by our officers and directors for which they will not otherwise be compensated by commissions, fees, or otherwise. Interested Broker Dealers, Members of the National Association of Securities Dealers Inc. (NASD) may enter into a selling agreement for which we anticipate paying a cash commission of 10% of the aggregare sale and providing the NASD firm unaccountable expenses, as provided by the NASD Rules. Units may be sold to officers, directors andor affiliates of the Company.

Time Period

The Units are being offered for cash and non-cash consideration until sold or July 31, 2016, the first to occur.

Price

Twenty dollars ($25.00) per Unit for a total of 20,000 Units for an aggregate of $500,000, represented by cash or non-cash consideration, solely determined in value by Management in its best business judgment.

Non-cash Consideration

The Company's board of directors may issue all or part of the Units, in the exercise of its discretion, for non-cash consideration from independent third parties, officers, directors or affiliated parties. There is no limit on the amount of units that may be issued in exchange for non-cash consideration. Non-cash consideration is limited to include the cancellation of indebtedness for debts validly incurred, debt instruments for money loaned, advanced, or incurred on behalf of the Company. The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock or the common tock of third party companies. At the current time no non-cash consideration has been identified. The acceptance of non-cash items will be evaluated by the board of directors on any basis which the board deems appropriate and fulfills their responsibilities as directors. The aggregate value of non-cash consideration will be established by bona fide sales of that consideration made within a reasonable period of time, or, in the absence of sales, on the fair value or reasonable value as determined by the board of directors as a prudent purchaser.

The extent that Units are sold for non-cash consideration the Company reduces the amount of funds it will receive to be used for paying for operational costs and for advertising and marketing of its products which will have a material effect on the Company's growth.

The impact on not receiving cash from the sale of Units in whole or in part will not impair the Company's ability to operate at its current development stage. The offering is to reduce debt and increase equity, provide funding with cash sales and the exercise of warrants and provide for funding of asset based loans and funding joint ventures with third parties to provide marketing and asset backed loans.

Units

Each Unit consists of 100 shares of Common Stock together with 100 Series A Warrants, 100 Series B Warrants, 100 Series C Warrants, and 100 Series D Warrants. Each warrant in each series can be exercised into one share of common stock. The exercise price for the Warrants is $0.20, $0.25, $0.30 and $0.40 per share, respectively (cash or non-cash consideration). The expiration dates are 24, 36, 48 and 60 months, respectively from the date the Offering Statement will be qualified upon order of the Commission or by the operation of the terms of Regulation A (the "Expiration Dates"), unless the Expiration Dates are extended by the Company. The offering of the common stock underlying the warrants is a continuous offering. See OFFERING AND DISTRIBUTION

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Warrants

The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common stock or the reasonable and fair value of the common stock as determined by the board of directors at the time of the exchange. The exercise of the warrants will dilute the existing shareholders of the company, and the exercise of warrants with an exchange of the Company's common or preferred stock will result in further dilution of shareholders and fail to provide additional capital to the Company,

Common Stock - Before Offering

15,000,000 shares

Common Stock - After Offering

17,000,000 shares, excluding the exercise of the Series A through Series D Warrants.

Estimated Value of Offering

$500,000 upon the sale of 100% of the Units (before the exercise of the Series A through Series D Warrants).

Use of Proceeds

Will be used to reduce debt, pay for general and administrative expenses, marketing, advertising and business promotion.

Dividends

We do not currently anticipate paying cash or stock dividends.

Risk Factors

Our securities involve a high degree of risk including substantial and immediate dilution.

Stock Pricing

The offering price of our securities has been arbitrarily determined by our directors and bears no relationship to the assets, book value, earnings, or net worth (current or anticipated).

Market for Common Stock

There has been no market for our securities prior to the Offering, and no assurance can be given that any such market will develop or be maintained.

Certain Relationships

Investors should be aware of the following relationships: Ronald S. Tucker and Leticia I. Tucker, officers, directors and shareholders of the Company are also officers, directors, and majority shareholders of EPIC Corporation, the majority shareholder of the Company.

RISK FACTORS

In addition to the other information in this Offering Circular, prospective purchasers of the Units offered hereby should consider carefully the following factors in evaluating the Company and its business.

The Company Has Limited Operating History

Our company is a development stage company. Its limited operating history includes the development of shoe insoles made from AcuFAB® and the identification of market segments for those products, and the distribution of a large number of samples to consumers and obtaining their testimonials. The Company has not been able to penetrate the market segments because of the lack of experience and contacts within footwear market segments. See HISTORY AND BUSINESS-Plan of Operation

The Company Requires Capital For Marketing and Advertising

The Company has no working capital to conduct Marketing and Advertising in the market segments identified by the Company. We must raise substantial capital to operate the company and to fund asset backed loans, market and advertise the Companies services and there is no assurance the Company will be able to raise such capital from this offering or the exercise of warrants. See HISTORY AND BUSINESS, Business Description.

Lack of Management Experience in Marketing And Selling In Its Market Segments

The two officers and directors of the Company have no experience in marketing and selling the Company's services in the identified market segments. See HISTORY AND BUSINESS, Business Description.

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The Company Lacks of Significant Revenues

We are a development stage company and has generated limited revenues from or services. The Company will not experience significant revenues until it is able to engage with parties with experience in funding asset back loans. See HISTORY AND BUSINESS - BUSINESS DESCRIPTION and PLAN OF OPERATION.

The Company Can Sell Units For Non-Cash Consideration

The Company's board of directors may issue all or part of the Units, in the exercise of its discretion, for non-cash consideration from independent third parties, officers, directors or affiliated parties. There is no limit on the amount of units that may be issued in exchange for non-cash consideration. Non-cash consideration is limited to include the cancellation of indebtedness for debts validly incurred, debt instruments for money loaned, advanced, or incurred on behalf of the Company.

The extent that Units are sold for non-cash consideration the Company reduces the amount of funds it will receive to be used for paying for operational costs and for advertising and marketing of its services which will have a material effect on the Company's growth.

The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock or the common stock of third party companies. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common or preferred stock or the reasonable and fair value of the common or preferred stock as determined by the board of directors at the time of the exchange. The exercise of the warrants will dilute the existing shareholders of the company, and the exercise of warrants with an exchange of the Company's common or preferred stock will result in further dilution of shareholders and fail to provide additional capital to the Company. See SUMMARY-Non-cash Consideration and SUMMARY-Warrants.

The Company's Need for Additional Financing

Cash proceeds from the exercise of Warrants may not provide the Company with sufficient funds to conduct funding operations, marketing and advertising activities. To obtain $150,000 in cash for marketing and advertising activities the Company must sell at lease 6,000 Units for cash. There can be no assurance that additional capital will be available on terms favorable to us, if at all. See USE OF PROCEEDS, CAPITALIZATION and DILUTION.

The Company Is Subject To Conflicts of Interest

Possible conflicts of interest may arise in the operation of the Company with decisions made by the Officers and Directors of the Company which may contrary to the best interests of the Company. Such conflicts would be because the Company's Directors and Officers are also the Directors and Officers of the Company's parent corporation.

In order to resolve conflicts of interest on issues involving the Company and its affiliates, the issues between the Company's affiliates will be determined, after full disclosure, by a good faith vote of disinterested members of the Company's board of directors or shareholders that the issue was fair, just and reasonable as to the Company at the time it was authorized, approved and ratified by the Company's board of directors.

Ronald S. Tucker and Leticia I. Tucker are the control persons of the issuer and EPIC Corporation, the Company's majority shareholder.

Our counsel has furnished, and in the future may furnish, legal services to possible affiliates. There is a possibility that in the future the interests of the various possible affiliated parties may become adverse as described in the Code of Professional Responsibility of the legal profession, and counsel may be precluded from representing one or all of such parties. If any situation arises in which the interests of the Company appear to be in conflict with those of its respective affiliates, additional counsel may be retained by one or more of the parties to assure that the interests of the Company are adequately protected.

There Is No Market for Securities

The Units and the securities constituting them pursuant to this offering are not restricted, but there is no present market being made in the Common Stock, or any of the Series of Warrants to be issued by the Company. As a result, purchasers of Units may not be able to liquidate their investments if there is an emergency. There is no guarantee a market will be made in the Common Stock or Warrants of the Company. Consequently, the purchase of the Units should only be considered as a long-term investment.

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The Company Faces Significant Competition

We will compete with other larger well-established companies with greater financial resources and well established channels of distribution in the market segments in which the Company wants to engage. The competition may be able to prevent the Company from effectively becoming engaged in those markets.

The Offering Price Has Been Arbitrary Determined

The initial public offering price of the Units has been arbitrarily determined by us and does not or will not necessarily bear any relationship to the assets, book value, earnings, or our net worth or any other recognized criteria of value. Although the factors considered in determining the offering price included the general condition of the securities market, evaluation of prospective products, the prospects of the industry in which the Company is engaged, and sales and other financial projections of the Company, these factors are very subjective and we make no representations as to any objectively determinable value of the Units offered hereby. There is no assurance the Units offered hereby can be resold at the offering price, if at all.

In determining the offering price, we considered our desire to (i) conduct the Offering in a manner that will achieve the widest distribution of the Common stock; (ii) provide liquidity in the Common Stock subsequent to the Offering; (iii) and comply with the minimum per share requirement of NASD. See PLAN OF DISTRIBUTION-Stock Pricing and Number of Units to be issued.

Investor will Experience Immediate Dilution

Investors in this Offering will experience immediate dilution of the net tangible book value of $0.04375 if 10,000 Units are sold; $0.05 if 15,000 Units are sold and $0.0597 if 20,000 Units are sold per share or 17.5%, 20%, and 23.88%, respectively, of the offering price. See DILUTION

The Company Is Under The Control Of The Existing Stockholder

EPIC Corporation now and after the Offering will own a controlling interest. Accordingly, it would be able to elect a majority of our directors and to determine the outcome of the corporate actions requiring stockholder approval, regardless of how other stockholders of the Company may vote. The beneficial owners of EPIC are Ronald S. Tucker and Leticia I.Tucker who are the officers and directors of EPIC and the Company. See BENEFICIAL OWNERSHIP.

The Possible Effect Of "Penny Stock" Rules On Liquidity Of The Company

Our securities may become subject to certain rules and regulations promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Rules") which impose strict sales practice requirements on broker/dealers which sell such securities to persons other than established customers and certain "accredited investors." For transactions covered by the Penny Stock Rules, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser"s written consent for the transaction prior to sale. Consequently, such rule may affect the ability of broker/dealers to sell the securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

The Penny Stock rules generally define a 'penny stock" to be any security not listed on an exchange or not authorized for quotation on the NASDAQ Stock Market and has a market price (as therein defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker/dealers involving a penny stock (unless exempt), the rules require delivery, prior to a transaction in a penny stock, of a disclosure document relating to the market for the penny stocks. Disclosure is also required to be made about compensation payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on an exchange or quoted on the NASDAQ Stock Market and have certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible asset or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from the Penny Stock Rules. In any event, even if the Company's securities were exempt from the Penny Stock Rules, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker/dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely affected.

4

There may be changes in Market Conditions and Securities Regulation

The stock market conditions may change and the Securities Exchange Commission and the State Regulators may change the regulations in a manner that makes it unfeasible to arrange for public offerings.

Direct Partisipation Offering

This Offering is being made on a "direct participation" basis by our officers and directors and it may use selected broker-dealers to sell the Units offered herein. See "PLAN OF DISTRIBUTION". Furthermore, we have reserved the right to close the offering prior to the sale of the 20,000 Units. There can be no assurance that all the Units will be sold. If the Offering is closed at less then all Units, there will be substantially less additional working capital available to us. The net cash proceeds from the sale of the Units if the maximum number of Units are sold will be approximately $450,000 excluding warrants. However such amount may be reduced because of non-cash consideration in lieu of cash for the purchase of Units. See DESCRIPTION OF CAPITAL STOCK.

The Company's Directors Are Able To Issue Blank Check Preferred Stock

The Company's Articles of Incorporation provide the directors with the ability to establish one or more series of preferred stock with any rights preferences and privileges which the directors of the Company deem proper in the exercise of their reasonable judgment without the authority or approval of the Company's shareholders. The board of directors may establish one or more series of preferred shares with preferences that may reduce the value of the common stock of the Company. See DESCRIPTION OF CAPITAL STOCK.

HISTORY AND BUSINESS

We were incorporated in the State of Colorado on February 14, 2001, as wholly owned subsidiary of Tensleep Corporation, which in July 2006 declared a stock dividend and distributed almost all of the company's common stock to its shareholders of record. The company was incorporated to be a specialty finance company engaged in business as a mortgage banker. The company until January 2006 had limited operation. In 2006 the Tensleep Corporation board of directors authorized the company to commence business as a specialty finance company providing various types of funding to emerging growth companies, e.g. product purchases, inventory financing, accounts receivable financing, etc. In addition the board decided that in order for the company to obtain the required capital it would be best, from a business point of view, to separate the company from Tensleep Corporation. The company has had limited operations since January 2006.

The executive offices are located at 109 E. 17th Street, Suite 4375, Cheyenne, WY 82001, telephone (307) 663-9874. The accounting and financial offices are located at 1623 Tradewinds Lane, Newport Beach, CA 92660, telephone (949) 548-7005.

The Company in 2001 issued Tensleep Corporation 5,000,000 shares of an investment of cash for $50,000 and in 2006 issue 4,561,990 shares in the stock dividend and in 2010 the company issued EPIC Corporation (formerly Tensleep Corporation) 10,000,000 shares of its common stock in exchange for consulting services. EPIC Corporation now owns 69.59% of the Company's common stock.

Management's Discussion of Business

Primary Objective

The Company proposes to provide various types of funding to emerging growth companies which it believes is not now being serviced by the financial institutions ("Commercial Loans").

The Company plans to provide funding to emerging growth companies through various types of loan programs depending on the needs of the borrower. The purpose, of any funding program, is to develop the future growth of the emerging company (the "Participant") by providing an important part of the the participants capital raising program. Participants are private and public companies looking to expand their business and in need of funding to carry out those plans. The Company will receive interest and fees for providing funding.

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Commercial Loans

Overview

The Company identifies, and seeks relationships with developing entrepreneurially-driven Participants, third parties and affiliates, which are private or public emerging growth companies with developed and proprietary products or services. Participants are mostly engaged in information technology businesses, broadly defined to include all activities related to the acquisition, processing and dissemination of information and related technology to improve business and personal productivity. The Company enters a strategic relationship with a Participant to provide it funding, and an affiliate may provide assistance in developing a capital finance program for the future growth of the Participant. The affiliate may provide the Participant with financial services including financial management, and operational, acquisition and disposition assistance. The financing assistance is independent of the company providing funding to the Participant. The company establishes certain criteria for selecting Participants, and has set up appropriate policies and procedures which its management administers and maintains. The company will attempt to diversify the Participants it funds by size, industry, product type, location, and whether public and/or private. The Company seeks referrals from accountants, attorneys, banks and others. The Company seeks Participants with potential, aggressive management and a business foundation. Generally, start up Participants are not considered, except if the Participant is a spin off or affiliated with one or more existing companies.

The Participants must meet the requirements and standards approved by the Company's Board of Directors. At its first meeting with the Company, the Participant will provide general information about the Participant, including its financial statements, product information and business plan. After studying this information, the Company will work up a proposal and submit it to the Participant and then negotiate a final agreement.

Underwriting Standards

All Commercial Loans are by written agreement between the company and the Participant, if the Participant is approved according to the established underwriting standards. Third parties wishing to arrange financing for a customer will arrange a meeting for officers of the company at the Participant's offices. The purpose of the meeting is to become acquainted with the Participant's management, physical layout, and business and to gather information.

The Commercial Loan must meet the requirements and standards approved by the Company's Board of Directors. When possible, the obligations are secured with tangible or intangible assets of value. At the first meeting with the Participant, the Company seeks general information about the Participant, asks for its financial statements, product information and business plan. At some point the Company will obtain and evaluate a credit report on the Participant.

The Commercial Loan amount is based, in part, on the size of the Participant's business in relation to its total sales, working capital position, equity and debt structure. The loan term will generally not exceed one year and it will bear a competitive rate of interest payable monthly.

Competition

The business in which we plan to engage is highly competitive, and is composed of may companies which are well financed and have a performance history.

Market

During the last year we have identified several market segments for asset back lending. The Company is also making contacts with third-party companies and individuals that are engaged in asset backed lending.

Facilities

The Company is sharing office space with EPIC and pays no rent.

Research And Development, Environment

The Company has spent no amount of cash or other consideration for research and development and has incurred no such costs. Our operations will have no effect on the environment which would require us to comply with any environmental laws.

Government Regulation

The Company does not plan to engage in any business that will subject it to government regulation.

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Employees And Labor Relations

The Company has one full time and one part time employee and is not subject to any labor contracts.

Cyclicability

We anticipate that some of the commercial loans will be subject to cyclical variations

PLAN OF ORERATION

The Company for the next 12 months will be providing consulting services and seeking capital investment.

USE OF PROCEEDS

Based on a public offering price of $25.00 per Unit for the 20,000 Units, we will receive $500,000 in cash and/or non-cash consideration if the maximum number Units are sold and the sales are all made by our management and none by NASD broker dealers (who could receive a ten percent [10%] commission on sales made by them. The following table illustrates the allocation of proceeds from the offering if 10%, 25%, 50%, 75% and 100% of the maximum number of Units are sold:

	ASSUMING
	Sales Of 2,000 Units	Sales Of 5,000 Units	Sales Of 10,000 Units	Sales Of 20,000 Units	Sales Of 59,000 Units
Total Offering	$50,000	$125,000	$250,000	$375,000	$500,000
Offering Expenses	50,000	50,000	50,000	50,000	50,000
Exchange for Indebtedness	-	75,000	200,000	250,000	250,000
Advertising & Marketing	-	-	-	75,000	125,000
General & Administrative	-	-	-	-	75,000
Total	$50,000	$125,000	$250,000	$375,000	$500,000

Funds received from the sale of Units will be used first to pay offering expenses, second Advertising/Marketing third General and Administrative costs, and last, exchange for indebtedness, unless indebtedness is paid with an exchange of Units.

The Company has no indebtedness as of September 30, 2016, but expects consulting fees of approximately $250,000 owed to EPIC Corporation for the year ended September 30,2016, and for the current year.

The Company will sell or exchange 10,000 Units ($250,000) to discharge $250,000 indebtedness. Pending application of cash proceeds as described above, the Company intends to invest the net cash proceeds of this offering in investment-grade, short-term securities according to Rule 15c2-4 as promulgated under the Exchange Act. No NASD member or any affiliated, associated, or related person will receive a commission on the net proceeds from the sale of the Units through repayment of or cancellation of indebtedness.

CAPITALIZATION

The following table, as of September 30, 2016, sets forth the capitalization of the Company adjusted to reflect the sale by the Company of a maximum 20,000 Units at an assumed public offering price of Twenty-Five Dollars ($25.00) per Unit less the offering costs of $50,000, excluding the eerie of the Series A through Series D warrants that have not bee exercised. This table should be read in conjunction with the Financial Statements and related notes thereto included elsewhere in this Offering Circular.

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		ADJUSTED
	ACTUAL	50% Units Sold	75% Units Sold	100% Units Sold
Shareholders' Equity (deficit)
Shares of Common Stock issued & outstanding	15,000,000	16,000,000	16,500,000	17,000,000
Capital Account - Stated Value of $0.01 per share	150,000	160,000	165,000	170,000
Additional Paid-In Capital[1]	150,000	340,000	460,000	580,000
Accumulated Profit (Deficit)	200,000	200,000	200,000	200,000
Total Shareholders Equity	500,000	700,000	825,000	950,000
Total Capitalization	500,000	700,000	825,000	950,000

(1)The additional paid-in capital is calculated by deducting the value of Units sold less the Stated value of the Offering Shares issued less the cost of the offering costs plus Beginning Paid-In Capital:

50% sold is 250,000 - 10,000 - 50,000 + 150,000 = 340,000

75% sold is 375,000 - 15,000 - 50,000 + 150,000 = 460,000

100% sold is 500,000 - 20,000 - 50,000 + 150,000 = 580,000

DILUTION

The net tangible book value of the Company on September 30, 2016, was $500,000, or $0.0333 per share of Common Stock (500,000/15,000,000=0.0333 before the offering. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding.

After giving effect to the sales of the offering by the Company of the 10,000, 15,000 and 20,000 Units offered hereby at a public offering price of $25 per Unit or $0.25 per share, the pro forma net tangible book value after the offering, but before the exercise of all warrants for each of the assumed units sold would respectively be $700,000 or $0.04375 per share (700,000/16,000,000 = 0.04375), $825,000 or $0.05 per share (825,000/16,500,000 - .05), and $950,000 or $0.0559 per share (950,000/17,000,000 = .0559). This represents an immediate increase in net tangible book value respectively of $0.01045 per share, $0.0167 per share, and $0.0226 per share to existing stockholders and a decrease respectively of $0.2396 per share, $0.20 per share, and $0.1941 pre share to the purchasers of the units.

	OFFERING
	50% 16,000 Units	75% 16,500 Units	100% 17,000 Units
Assumed Initial Offering price per share after conversion	$0.25	$0.25	$0.25
Net tangible book value befdore offering	0.0333	0.0333	0.0333
Pro forma net tangilbe book value after offering	0.04375	0.05	0.0559
Increased book value per share attributaable to old investor	0.01045	0.0167	0.0226
Net tangible book value dilution to new investors	0.2396	0.20	0.1941

The following table sets forth, on a pro forma basis as of September 30, 2016, the number of shares of Common Stock purchased from the Company (it does not assume a conversion of the outstanding Series A through Series D Warrants to Common Stock), the total consideration and the average price per share paid by the existing holders of Common Stock, and the price to be paid by the new investors (assuming an initial public offering price of $.25 per Unit which is allocated to the share of common stock within the Unit before deducting the underwriting discounts and commissions and estimated offering expenses).

	Shares Purchased		Total Consideration Paid		Average Price
	Number	Precent	Amount	Percent	Per Share
Existing Sharehioders	15,000,000	94	300,000	55	$0.02
New Investors	1,000,000	6	250,000	46	0.25
Total	16,000,000	100	550,000	100

Existing Shareholders	15,000,000	91	300,000	44	0.02
New Investors	1,500,000	9	375,000	56	0.25
Total	16,500,000	100	675,000	100

Existing Shareholders	15,000,000	88	300,000	38	0.02
New Investors	2,000,000	12	500,000	62	0.25
Total	17,000,000	100	800,000	100

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MANAGEMENT

The directors and executive officers of the Company are set forth below.

Name	Position
Ronald S. Tucker	Director, Chairman, Chief Eexecutive Officer, President and Chief Financial Officer

Leticia I. Tucker	Director, Secretary/Treasurer

Ronald S. Tucker, 77, since 2006 has been the Chief Executive Officer, Chief Financial Officer and Director, and founder of Company, and holds similar positions with EPIC Corporation (OTC:EPOR) formerly Tensleep Corporation (OTC: TENS) since 1997. Mr. Tucker was also the founder and former officer and director of Tensleep Technologies, Inc. (OTC:TNSP), which is now Commodore International, Inc. (OTC:CDRL), RX Healthcare Systems, Ltd., and EPIC Medicor Corporation. Since 1990, to present, Mr. Tucker was the founder has been and now is the President and a director of R Tucker & Associates, Inc, a financial and corporate development consulting firm. Mr. Tucker is a graduate of the University of California at Los Angeles where he received a Bachelor of Science while majoring in finance and accounting. Mr. Tucker is also a graduate of the Loyola University School of Law. Mr. Tucker is the husband of Leticia I. Tucker and a member of the California and Texas Bar Associations.

Leticia I. Tucker, 73, since 2006 is a Director and is the Secretary/Treasurer of the Company and holds similar positions with EPIC Corporation since 1997 and RX Healthcare Systems, Inc. She is the wife of Ronald S. Tucker, and for more than ten years has provided accounting and financial services for various small businesses.

Each director serves for a term of one year and is subject to reelection at the annual meeting of shareholders.

$nbsp;

Compensation

Our two officers and directors, during each year, to conserve capital, have agreed to work for no compensation. At the end of each fiscal year the Board of Directors will review the financial results of the Company to determine whether to enter employment agreements with the officers and establish compensation for the directors for the following year.

Employment Agreements

The Company at this time has not entered into an employment agreement with any of the officers or directors. The management does not believe that an agreement will be entered into until after September of 2017.

Limitation of Liability and Indemnification

Our Bylaws provide that the Company will indemnify its Directors and officers to the fullest extent permitted by law against certain losses which may be incurred in connection with any proceeding which arises by reason of the fact that such person is or was an agent of the Company. The Company believes that indemnification under the Bylaws covers at least negligence and gross negligence by an indemnified party, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay those advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

In addition, our Articles of Incorporation provide that, pursuant to Colorado law, our Directors shall not be liable to the Company or its stockholders for monetary damages for and act or omission in the Director's capacity as a Director. This does not eliminate or limit the liability of a Director to the extent the Director is found liable for a breach of the Director's duty to loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, or a knowing violation of the law, for actions leading to improper personal benefit to the Director and for an act or omission for which the liability of the Director is explicitly provided by applicable statute. The provision also does not affect a Director's responsibilities under any other law, such as federal securities laws or state and federal environmental laws.

BENEFICIAL OWNERSHIP

As of December 31, 2015, we had 5,000,000 shares of its Common stock issued and outstanding. The following schedule tabulates holders of Common Stock of the Company by each person who holds of record or is known by Management of the Company to own beneficially more than five percent (5%) of the Common Stock outstanding before the Offering and estimated after the Offering from an expected exchange of Units in cancellation of debt and by all Officers and Directors of the Company Individually, and as a group. The Shareholders listed below have sole voting and investment power.

9

OWNERSHIP

Class	Name/Address	Amount Owned Before The Offering	Amount Owned After The Offering[1]	Percent Of Class
Common	EPIC Corporation[1] - Parent Company 1623 Tradewinds Land Newport Beach, CA 92660	10,438,010	10,438,010	61.40%

Common	RX R Tucker & Associates, Inc. 1623 Tradewinds Lane Newport Beach, CA 92660[1]	1,239,290	1,239,290	7%

Common	Raymond Jallow 57 Spring Oak Drive Los Angeles, CA 90064[1]	1,000,000	1,000,000	5.88%

	Officers and Ddirectors as a group(2)	11,679,525	11,679,525	68.75%

	Total Issued and Outstanding	15,000,000	17,000,000	100%

1 Ronald S. and Leticia I. Tucker are officers and directors of EPIC Corporation and the sole shareholders of R Tucker & Associates, Inc. and hold the power to vote the corporations stock.

DIRECTORS AND OFFICERS

Class	Name/Address	Amount Owned Before The Offering	Amount Owned After The Offering[1]	Percent Of Class
Common	Ronald S. Tucker[1] 1623 Tradewinds Land Newport Beach, CA 92660	11,679,525	11,679,525	77.86%

Common	Leticia I. Tucker[1] 1623 Tradewinds Land Newport Beach, CA 92660	11,679,525	11,679,525	77.86%

	Officers and Ddirectors as a group(2)	11,679,525	11,769,525	77.86%

	Total Issued and Outstanding	15,000,000	17,000,000	100%

1 Ronald S. and Leticia Tucker before the Offering have indirect control of voting and disposition of 2,225 shares of common stock and indirect control of voting and disposition of 11,677,300 of owned by EPIC Corporation and R Tucker & Associates, Inc., respectively.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 150,000,000 authorized shares of common stock, with no par value per share ("Common Stock") and 50,000,000 authorized and unissued shares of preferred stock ("Preferred Stock").

Common Stock

The holders of shares of Common Stock have no preemptive rights to maintain their respective percentage ownership interests in the Company or other subscription rights for other securities of the Company. Shares of Common Stock are not redeemable or subject to further calls or assessments. All of the outstanding shares of Common Stock arae fully paid and non-assessable and the shares of Common Stock to be outstanding after this offering will be fully paid and non-assessable. The holders of shares of Common Stock are entitled to share pro rata in dividends, if any, as may be declared by the Board of Directors of the Company out of funds leglly available therefore. Dividend Policy is subject to the prior rights of holders of shares of Preferred Stock, if any, upon liquidation, dissolution and winding up of the Company, holders of shares of Common Stock are entitled to share ratably in the net assets available for distributions to such holders.

10

Holders of Common Stock are entitled to vote upon all matters submitted to a vote of the stockholders of the Company and shall be entitled to one vote per share held, except in the election of directors where the holder shall be entitled to one vote per share held times the number of directors to be elected. Generally, the vote of the majority of the shares represented at a meeting of the stockholders and entitled to vote is sufficient for actions that require a vote of the stockholders.

Preferred Stock

The Board of Directors is authorized, without any further action by the shareholders, to issue Preferred Stock from time to time in such series, in such a number of shares and with such dividend, redemption, liquidation, voting, conversion, sinking fund and other rights as the Board shall establish. None of the preferred shares have been authorized by the Board of Directors.

Warrants

The Company is offering four series of warrants each consisting of 2,000,000 warrants. The four series include Series A, B, C and D warrants exercisable into one share of common stock. The exercise prices for the Series A through D Warrants, are $0.20, $0.25, $0.30, and $0.40 per share, respectively; and their expiration dates are respectively 24, 36, 48, and 60 months starting with the effective date of this offering. The total number of shares underlying the warrants are 2,000,000 shares for each series for a total of 8,000,000 shares. The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock or the common stock of third party companies. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common stock or the reasonable and fair value of the common stock as determined by the board of directors at the time of the exchange. The exercise of the warrants will dilute the existing shareholders of the company, and the exercise of warrant's with an exchange of the Company's common or preferred stock will result in further dilution of shareholders and fail to provide additional capital to the Company, The offering of the common stock underlying the warrants is a continuous offering.

The Transfer Agent and Registrar for the Common Stock will be Corporate Stock Transfer located at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Its telephone number is (303) 282-4800.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, provided all the Units are sold, the Company will have outstanding 17,000,000 shares of its Common Stock, before the exercise of any warrants. All Common Stock Warrants offered hereby and the underlying 8,000,000 shares for the Series A through Series D Warrants will be freely transferable without further restriction or registration under federal securities law except for any securities bought by an "affilate" of the Company as that term is defined by Rule 144 as promulgated in the Securities Act of 1933, as amended (the "Act"). All restricted shares of Common Stock held by existing shareholders may not be sold without registration under the Act unless an exemption from registration is available, including an exemption contained in Rule 144. The offering of the common stock underlying the warrants is a continuous offering.

In general, the safe harbor provided under Rule 144, as currently in effect, depends on whether or not the issuer of the securities was for 90 days immediately before a sale of a restricted security, subject to the reporting requirements of section 13 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") ("Reporting Company"), and whether or not the person selling the securities is an affiliate of the issuer, or within the last 90 days was an affiliate, or sells the securities for the account of an affiliate, or sells for the account of a person who was an affiliate for 90 days immediately before the sale ("Affiliate").

If the issuer is a Reporting Company and the person selling restricted securities is not an Affiliate and is doing so for his own account shall not be considered an underwriter of those securities within the meaning of section 2(a)(11) of the Act ("Statutory Underwriter") if there is adequate current public information available with respect to the issuer of the securities1, and a minimum of six months has elapsed since the acquisition date and any resale of such securities by the acquirer or any subsequent holder of those securities2; however, Rule 144(c)(1) will not apply if the seller in not an Affiliate and a period of one year has elapsed since the acquisition from the issuer or an affiliate and the resale of the securities3.

11

If the issuer is not a Reporting Company and the person selling restricted securities is not an Affiliate and is doing so for his own account, he shall not be considered a Statutory Underwriter if a minimum of one year has elapsed since the date of the acquisition of the securities and the date of the resale of the securities4.

Whether or not the issuer is a Reporting Company, and affiliate or any person who was an affiliate at any time during the 90 days immediately before the sale of restricted securities, or person who sells restricted or any other securities for the account of an affiliate or for the account of a person who was an affiliate at any time during the 90 days immediately before the sale, shall be deemed not to be a Statutory Underwriter of those securities if5:

There is adequate current public information available about the issuer6;

If the issuer is a Reporting Company, a minimum of six months must elapse between the purchase date and the resale date by the acquirer or the subsequent holder of the securities7; or

1. See Rule 144(c)(1)

2. Rule 144(d)(1)(i)

3. Rule 144(b)(1)(i)

4. Rule 144(b)(1)(ii)

5. Rule 144(b)(2)

6. Rule 144(c)(1)

7. Rule 144(d)(1)(i)

If the issuer is not a Reporting Company, a minimum of one year must elapse between the purchase date and the resale date8;

If the securities sold for the account of an Affiliate whether or not those securities are restricted, the amount of securities sold, together with all sales of securities of the same class for the preceding three months are not to exceed, in general, the greater of one percent of the shares outstanding, the average weekly reported volume of trading in such securities on all national securities exchanges during four calendar week before a notice of sale, order given to a broker or the date of execution with a market maker9;

The securities are sold through a brokers' transaction or a transaction directly with a market maker10;

The seller does not solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction, or make a payment in connection with the offer or sale of the securities to any person other than the broker or dealer who executes the order to sell the securities11;

The brokers' transaction does no more than execute the order or orders to sell as agent for the person whose account the securities are sold, only receives customary broker's commission, and neither solicits nor arranges for the solicitation of customers' orders to buy the securities in anticipation of or in connection with the transaction12; and

The seller must have a bona fide intention to sell the securities within a reasonable time after filing Form 144 concurrently with either the placing with a broker or an order to execute a sale with a market maker of a sale if the securities to be sold during any three months exceeds 5,000 shares or has an aggregate sale price more than $50,00013.

Before this offering, there has been no public market for any of the Company's securities and no assurance can be given that any such market will exist or develop upon completion of this offering or, if developed, will be maintained. The Company cannot predict the effect, if any, that sales of restricted securities or the availability of such securities for sale will have on any market prices prevailing from time to time for the Company's securities. Nevertheless, sales by existing security holders of substantial amounts of the Company's securities, including securities offered hereby, could adversely affect prevailing market prices for the Company's securities if and when a market exists or develops. None of the holders of any shares of Common Stock is entitled to any registration rights. See Plan of Distribution-Marketing Arrangements.

12

MARKET FOR COMMON STOCK

As of September 30, 2016, there are 15,000,000 outstanding shares of Common Stock.

There is no existing market for our common stock, and no assurance can be given that an established and liquid trading market for the common stock will develop.

The development of a public market that has the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither our officers nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Common Stock will develop, or that if such a market develops, it will continue. To the extent permissible under applicable laws, the Company will use its best efforts to assist in the matching of persons who wish to purchase and sell the Company's Stock. There can be no assurance, however, that purchasers and sellers of our Stock can be readily matched and investors should, therefore, consider the potentially illiquid and long-term nature of the securities offered in the Offering. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.

PLAN OF DISTRIBUTION

Offering of Units

The Offering will expire at 5:00 p.m. Denver, Colorado time, on July 31, 2017, (the "Expiration Date"). The Company reserves the right to terminate the Offering prior to the Expiration Date.

The minimum purchase amount in this offering is 100 Units. All purchases will be subject to such minimum and all other terms and conditions, including the right of the Company, in its sole discretion, to reject any subscriptions for Units in whole or in part.

8. Rule 144(d)(1)(ii)

9. Rule 144(e)(1)

10. Rule 144(f)(1)

11. Rule 144(f)(2)

12. Rule 144(g)

13. Rule 144(h)
13

The Company's Board of Directors may issue all or part of the Units, in the exercise of its discretion, for non-cash consideration from independent third parties, officers, directors or affiliated parties. There is no limit on the amount of units that may be issued in exchange for non-cash consideration. Non-cash consideration is limited to include the cancellation of indebtedness for debts validly incurred, the license of or purchase of technology, products, brand names, synergistic products and for money loaned, advanced, or incurred on behalf of the Company. At the current time other than our current debt no other non-cash consideration has been identified. The acceptance of non-cash items will be evaluated by the Board of Directors on any basis which the board deems appropriate and fulfills their responsibilities as directors. The aggregate value of non-cash consideration will be established by bona fide sales of that consideration made within a reasonable time, or, without sales, on the fair value or reasonable value as determined by the board of directors as a prudent purchaser.

The extent that Units are sold for non-cash consideration the Company reduces the amount of funds it will receive to be used for paying for operational costs and for advertising and marketing of its services which will have a material effect on the Company's growth.

The impact on not receiving cash from the sale of Units in whole or in part will not impair the Company's ability to operate at its current development stage. The offering is to reduce debt and increase equity, provide funding with cash sales and the exercise of warrants and provide for the acquisition of technology and funding for joint ventures with third parties for the marketing and sales of the Company's services.

Officers of the Company will be available to answer questions about the Offering and may also hold informational meetings with interested persons. Such officers and directors will not be permitted to make statements about the Company unless such information is also set forth in the Offering Circular, nor will they render investment advice. All purchasers of the units offered hereby will be instructed to send payment directly to the Company. See Method of Payment for Subscriptions.

The Series A through D Warrants acquired in the Offering will be freely transferable, except as described in the section entitled "Shares Eligible For Future Sale." In addition, under National Association of Securities Dealers, Inc. ("NASD") guidelines, members of the NASD and their associates are subject to certain restrictions on transfer of securities purchased according to this Offering and to certain reporting requirements upon purchase of such securities. The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common stock or the reasonable and fair value of the common stock as determined by the board of directors at the time of the exchange.The offering of the common stock underlying the warrants is a continuous offering.

The Units are being offered on a direct participation best efforts basis by the Company when, as and if issued. The Units are offered subject to: (1) prior sale, receipt and acceptance by the Company; (2) to withdrawal, cancellation or modification without notice; and (3) certain other conditions. The Certificates representing the Shares will be delivered by the Company's transfer agent. The Company reserves the right to reject orders in whole or in part. No escrow, trust or similar arrangement is being provided in the sale of these securities. The funds will be deposited to the Company's general account upon receipt. No funds will be returned to customers under any circumstances. The Company may agree to issue to persons who introduced potential investors a "finder's fee" in an amount up to 10% of the price of each Unit purchased by the investor. The Company has agreed to indemnify its directors, officers, employees and will agree to indemnify participating broker dealers against civil liabilities, including liabilities under the Securities Act of 1933 (the "Act"). The Company may sell Units to the officers, directors and affiliates of the Company.

If the Company makes any arrangements with a broker-dealer subsequent to qualification, the Company will file a post-qualification amendment to the offering statement identifying the broker-dealer, providing all necessary information, revising the offering circular, and filing the underwriting agreement or selected dealer agreement as an exhibit to the offering statement. In this regard, the broker-dealer would be acting as an underwriter within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Before the involvement of any broker-dealer in the offering, the broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financing Department.

Marketing Arrangements

The Company may retain a selected broker-dealer registered with the SEC and a member of the NASD, to consult with and advise the Company and to assist in the distribution of shares in the Offering on a direct participation basis. The broker/dealer will have no obligation to take or to purchase any Common Stock. The broker/dealer will assist the Company in the Offering as follows: (1) in conducting informational meetings for subscribers and other potential purchasers: (2) in keeping records of all stock subscriptions: and (3) in organizing and staffing with agents in the Units Sales Center. For such services, the broker/dealer may be paid a financial advisory fee (which is included in the estimated costs and expenses) and will be paid a sales fee equal to 10% of the aggregate Purchase Price of the Units sold in the Offering, other than units purchased by the Company's directors, officers and employees and members of their immediate families. In the event the Company and a selected selling agent agree to employ a broker assisted marketing program, the selling agent shall receive commissions equal to 10% (9% of which shall be sales commission to the broker) of the aggregate Purchase Price of any units purchased in the Offering, other than units purchased by the Company's directors, officers and employees and members of their immediate families. Besides its sales commission, the selling agent may also receive a 2.5% non-accountable expense allowance (which, as mentioned previously, includes the financial advisory fee relating to the sale of the units hereby).

14

Questions of prospective purchasers will be directed to officers and directors of the Company or the selling agent.

Unit Pricing and Number of Units to be Issued

Prior to this Offering, there has been no public market for the Company's Common Stock and therefore no public market price. The public offering price for the 20,000 Units will be $25 per unit as determined by the Company. Among the factors considered in determining the public offering price were certain financial and operating information of the Company, the future prospects of the Company and its industry in general and the price-earnings ratios, price-book value ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company. The Company also considered the Company's desire to (i) conduct the Offering in a manner to achieve the widest distribution of the Units, and (ii) to promote liquidity in the Common Stock subsequent to the Offering.

Payment of Subscriptions

Subscribers must, before the Expiration Date, return an original stock order form and certification to the Company, properly completed, together with cash, checks or money orders in an amount equal to the Purchase Price multiplied by the number of units for which subscription is made. Subscriptions which are returned by mail must be received by the Company by the Expiration Date. The Company will immediately deposit all funds in its regular account. Subscriptions which are not received by the Expiration Date or are not in compliance with the order form instructions may be deemed void by the Company. The Company has the right to waive or permit correction of incomplete or improperly executed order forms before the Expiration Date, but does not represent that it will do so.

In addition to the foregoing, if a selected dealer arrangement is utilized, as described above, a subscriber may pay for his units with funds held by or deposited with a selected dealer. If a stock order form and certification are executed and forwarded to the selected dealer of if the selected dealer is authorized to execute the order form and certification on behalf of a subscriber, the selected dealer is required promptly to forward the order form, certification and funds to the Company on or before noon, Denver, Colorado time on the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for Units. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and certifications and forward them to their selected dealer or authorize the selected dealer to execute such forms. With the exception of "non-customer carrying broker-dealers," the selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and debit such customer's account on the fifth business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon, Denver, Colorado time, on the next business day following the debit date will promptly send the order forms, certifications and funds to the Company.

Market for Common stock

As of September 30, 2016, there were 15,000,000 outstanding shares of Common Stock.

There is no existing market for our Common Stock, and no assurance can be given that an established and liquid trading market for the Common Stock will develop.

The development of a public market that has the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither our officers nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Common Stock will develop, or that if such a market develops, it will continue. To the extent permissible under applicable laws, the Company will use its best efforts to assist in the matching of persons who wish to purchase and sell the Company's Stock. There can be no assurance, however, that purchasers and sellers of our Stock can be readily matched and investors should, therefore, consider the potentially illiquid and long-term nature of the securities offered in the Offering. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.

INTEREST OF OTHERS IN CERTAIN TRANSACTIONS

Outside of the initial issuance of 5,000,000 shares for $10,000 by EPIC Corporation there have been no other transactions in the Company's common stock.

15

The Company in 2001 issued Tensleep Corporation 5,000,000 shares of an investment of cash for $50,000 and in 2006 issue 4,561,990 shares in the stock dividend and in 2010 the company issued EPIC Corporation (formerly Tensleep Corporation) 10,000,000 shares of its common stock in exchange for consulting services.

ADDITIONAL INVORMATION

We are not currently a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed with the Washington D. C. Office of the Securities and Exchange Commission (the "Commission") a Form 1-A under the Act, with respect to the securities offered hereby. This Offering Circular does not contain all the information set forth in the Offering Statement and the exhibits thereto. For further information concerning this offering and the Company, reference is made to such Offering Statement and related exhibits.

Statements made in this Offering Circular regarding the contents of any contract, agreement or other document filed as an exhibit to the Offering Statement are not necessarily complete, and reference is made to the respective exhibits for a more complete description of the matters involved. The Offering Statement and exhibits may be found and dowloaded on EDGAR.

SHAREHOLDERS REPORTS

The Company intends to furnish to its shareholders annual reports containing audited or un-audited financial statements examined and reported by the Company's independent certified public accountants, quarterly reports for the first three quarters of each fiscal year containing un-audited financial information and such other interim reports as it may from time to time deem appropriate.

STATEMENT OF CONDITION

The accompanying financial statements of the Company have been prepared by management for their use as of the date indicated and have not been audited or reviewed by an independent accountant. They have been prepared on a basis which management believes meets General Accepted Accounting Principles ("GAAP") and are reasonable.

16

TENSLEEP FINANCIAL CORPORATION

A Development Stage Company

BALANCE SHEET

As Of

September 30, 2016 and 2015

(Unaudited)

ASSETS

	2016	2015
CURRENT ASSETS
Cash	$ -	$ -
Total Current Assets	-	-

OTHER ASSETS

Available-For-Sale Securities Note 4	500,000	380,000
Total Other Assets	500,000	380,000

TOTAL ASSETS	$ 500,000	$ 380,000

LIABILITIES AND STOCKHOLDERS EQUITY

	2016	2015
CURRENT LIABILITIES
Deferred Income Note 5	$ 120,000	$ -
TOTAL LIABILITIES	120,000	-

SHAREHOLDERS EQUITY
Preferred Stock, no stated par value, 50,000,000 shares Authorized, no shares issued and outstanding
Common Stock, $0.001 stated value, 150,000,000 Authorized, 15,000,000 shares issued and outstanding as of September 30, 2016 and 2015	150,000	150,000
Additional Paid In Capital	150,000	150,000
Accumulated Deficit from Inception (3/29/2006)	80,000	80,000>
TOTAL SHAREHOLDERS EQUITY	380,000	380,000

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$ 500,000	$ 500,000

The accompanying notes are an integral part of these statements

17

TENSLEEP FINANCIAL CORPORATION

A Development Stage Company

STATEMENT OF OPERATIONS

For Years Ending

September 30, 2016 and 2015

From Inception to 9/30/2016

(Unaudited)

	2016	2015	From Inception
REVENUES
Consulting Services	$ -	$ 50,000	$ 250,000
TOTAL INCOME	-	50,000	250,000

EXPENSES
Bank Service Charges	-	-	341
Organizatinal Expense	-	-	50,000

Consulting Services	-	-	100,000
Miscellaneous	-	-	5,032
Professional Fees	-	-	15,000
TOTAL EXPENSES	-	-	170,373

NET ORDINARY INCOME	-	-	79,627

OTHER INCOME (EXPENSES)
Interest Expense	-	-	-
Interest Income	-	-	373
TOTAL OTHER INCOME/EXPENSE	-	-	373

NET INCOME	$ -	$ 50,000	$ 80,000

GAIN (LOSS) PER COMMON SHARE	$ -	$ -

The accompanying notes are an integral part of these statements.

18

TENSLEEP FINANCIAL CORPORATION

A Development Stage Company

STATEMENT OF STOCKHOLDERS EQUITY

FOR YEARS ENDING SEPTEMBER 30, 2011 TO 2016 September 30, 2015

(Unaudited)

ACTIVITY	Common Shares	Stock $ Amount<	Paid - In Capital	Retained Earnings	Total
Balance September 30, 2011	15,000,000	150,000	150,000	30,000	330,000,
Gain/(Loss) for period	-	-	-	-	-
Balance at September 30, 2012	15,000,000	150,000	150,000	30,000	330,000
Gain/(Loss) for period	-	-	-	-	-
Balance at September 30, 2013	15,000,000	150,000	150,000	30,000	330,000
Gain/(Loss) for period	-	-	-	-	-
Balance at September 30, 2014	15,000,000	$150,000	150,000	30,000	330,000
Gain/(Loss) for period	-	-	-	50,000	50,000
Balance at September 30, 2015	15,000,000	$150,000	150,000	80,000	380,000
Gain/(Loss) for period	-	-	-	-	-
Balance at September 30, 2015	15,000,000	150,000	150,000	80,000	380,000

The Accompanying notes are an integral part of these statements.

19

TENSLEEP FINANCIAL CORPORATION

A Development Stage Company

STATEMENTS OF CASH FLOWS

FOR PERIODS ENDING SEPTEMBER 30, 2015 and 2014

(Unaudited)

	2016	2015
CASH FLOW FROM OPERATING ACTIVITIES
Net Income (Loss):	$ -	$ 50,000
Adjustments to reconcile net income to net cash from Operations:
Non - Cash Income
Net cash provided (used) by operating activities	-	-

NET INCREASE (DECREASE) IN CASH	-	-
CASH, beginning of year	-	-
CASH, end of period	$ -	$ -

NON-CASH Transactions
Equity Interest	$ 120,000
Deferred Income	120,000

The accompanying notes are an integral part of these statements

20

TENSLEEP FINANCIAL CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

September 30, 2016 and September 30, 2015

(Unaudited)

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Tensleep Financial Corporation, a Colorado Corporation (the "Company"), a specialty finance company, was organized and formed by EPIC Corporation (formerly Tensleep Corporation) as was a wholly owned subsidiary of EPIC Corporation. Then in June 2006 EPIC Corporation spun off the Company to its shareholders. The Company' provides financial services or funding to small businesses that is not readily available by other financial institutions.

Cash and Cash Equivalents

For the purposes of financial statement reporting, the Company considers all liquid investments with maturity of 3 months or less to be cash equivalents.

Property and Equipment, Depreciation and Amortization

Property and equipment obtained in the future through an exchange will be carried at the fair market value of the equipment on the date of acquisition. Property and equipment purchased will be carried at cost as of the date of purchase.

Depreciation and amortization are computed using the straight-line method over the assets expected useful lives. The useful lives of property and equipment for purposes of computing depreciation are:

Machinery & Equipment        3 years

Software                                  3 years

Repairs and maintenance are charged to operations when incurred. Costs of betterments, which materially extend the useful lives of the assets, are capitalized. Gains and losses from sales or disposition of assets are included in the statement of operation.

Organization Costs

Organization Costs are carried at the amount charged and are amortized over 5 years.

Fair Value of Financial Instruments

For the Company's financial instruments, the carrying value is considered to approximate the fair value. Cash and accounts payable are settled so close to the balance sheet date that fair value does not differ significantly from the stated amounts.

Income Taxes

Income taxes are recognized during the year in which transactions are enter into the determination of consolidated financial statement income, with deferred taxes being provided for temporary differences between amounts of assets and liabilities for financial report purposes and such amounts as measured by tax laws.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

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Adjustments

In the opinion of management the data reflects all adjustments necessary for a fair statement of results for the periods indicated. All adjustments are of a normal and recurring nature.

Revenue Recognition and Costs

The Company recognizes revenues when product is shipped or delivered and cost of products are recognized when received from the vendor.

NOTE 1: DEVELOPMENT STAGE COMPANY

The Company is a development stage company that provides financial services and specialized funding to businesses that is not provided for by institutional lenders.

NOTE 2: CAPITAL TRANSACTIONS

In September 2002 Tensleep Corporation purchased 5,000,000 shares of the Company's common stock for $50,000 cash. The shares were issued pursuant to Section 4(2) under the Securities Act of 1933, as amended

In September 2007 Tensleep Corporation (which in September 2007 changed its name to EPIC Corporation) contributed a receivable of $130,000 owed by RX Healthcare Systems, Inc., received as a license fee from the Company, and the Company in cancelation of the indebtedness received 520,000 qualified shares of RX Healthcare's common stock pursuant to Regulation A under the Securities Act of 1933.he Company subsequently declared and distributed 493,846 shares of RX Healthcare Systems, Inc., to its shareholders retaining 26,154 shares for itself.

In March 2008 EPIC contributed a balance of $400,000 on a promissory note issued by Hennie Thomas and Arie Hommel which was issued for the purchase of 1,100,000 shares of Tensleep Technologies, Inc.'s common stock (whose name was changed to Commodore International, Inc.) to the capital of the company. In September 2009 the Company wrote off the $400,000 note due to the inability of Hennie Thomas and Arie Hommel to pay off the note.

In September 2009 EPIC Corporation contributed a promissory not issued by Meadows at Quail Run, LLC, a non affiliate of the Company, in the amount of $134,550 for the sale of several improved lots located in La Vernia, Texas. The subsequently wrote off the note.

In November 2010 the Company issued R Tucker & Associates, Inc., 10,000,000 shares of the Company's common stock in payment of $100,000 in interest charges for 2 and one/half years on the convertible note owed to R Tucker & Associates, Inc., as of September 30, 2010, and a consulting fee of $30,000 for the year ending September 2010.

NOTE 3: QUALIFIED AND NON QUALIFIED STOCK OPTIONS

The Company in 2010 established a stock option plan pursuant to Section 422A of the Internal Revenue Code. The plan has yet to be defined other than the reserving of 2,000,000 shares of common stock for such a plan. No options were ever granted under this plan and there are no options currently issued and outstanding.

The Company has also adopted a non-incentive stock option plan. This plan grants options that can be exercised at a specified price. The Company has resolved that 2,000,000 shares of common stock be reserved for this plan. At this time no options have been granted.

NOTE 4: EQUITY INTERESTS

In September 2007 EPIC Corporation transfer a $130,000 obligation to the Company and the Company subscribed to 520,000 Qualified shares of RX Healthcare Systems, Ltd.'s, an affiliate, Common Stock pursuant to Regulation A under the Securities Act of 1933, and cancellation the indebtedness of $130,000(See Note 4). The Company subsequently declared and distributed 493,846 shares of RX Healthcare Systems, Inc., to its shareholders retaining 26,154 shares for itself.

In September 2010 EPIC Corporation issued the Company 1,000,000 shares of its common stock valued at $100,000 in payment of $100,000 in services for a period of 2 and 1/2 years. In 2012 EPIC Corporation Declared a 1 : 1 stock dividend that increased the shares held by the company to 2,000,000. Then in August 2015, EPIC Corporation effected a 1 : 10 reverse stock split resealing in the Company holding 200,000 shares. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

The Company on February 28, 2015, for financial services valued at $50,000 receive form RX Healthcare Systems, Ltd.2,000 investment units of it REG A offering in cancellation of the debt. The 2,000 investment units consist of 200,000 shares of free trading common stock and 200,000 for each of the Series A, B, C, and D Warrants, which have a strike price of $0.075, $0.10, $0.15, and $0.20 per share respectively. The strike price was subsequently raised and agreed to by the holders to $0.010, $0.20, $0.30, and $0.40, respectively with the consent of the warrant holders.

The Company on September 30, 2016, entered into a consulting agreement with EPIC Medicor Corporation to provide it with consulting services for a period of one year for a consulting fee of $120,000 payable within 30 days of the section of the agreement in cash or in investment qualified under Regulation A of the Securities Act of 1933. The Company received 6,000 investment units consisting of 600,000 shares of free trading common stock and 600,000 for the Series A, B, C and D Warrants. The strike price for the warrants are $0.075, $0.10, $0.15, and $0.20 respectively.

The equities currently held by the Company are:

.

200,000 shares of EPIC valued at $200,000

226,154 shares of RX Healthcare Systems, Ltd., valued at $180,000

600,000 shares of EPIC Medicor Corporation valued at $120,000

800,000 RX Healthcare Series A, B, C, and D Warrants

2,400,000 EPIC Medicor Series A, B, C, and D Warrants

The Company also holds 200,000 warrants of each of the Series A, B, C and D Warrants of RX Healthcare, and 600,000 warrants of each of the Series A, B, C, and D Warrants of EPIC Medicor.

.

NOTE 5: DEFERRED INCOME

The Company on September 30, 2016, entered into a consulting agreement with EPIC Medicor Corporation to provide it with consulting services for a period of one year for a consulting fee of $120,000 payable within 30 days of the section of the agreement in cash or in investment qualified units under Regulation A of the Securities Act of 1933. The Company received 6,000 investment units consisting of 600,000 shares of free trading common stock and 600,000 for the Series A, B, C and D Warrants. The strike price for the warrants are $0.975, $0.10, $0.15, and $0.20 respectively. The transaction was treated as "Deferred Income."

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PART III

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
(1)	Underwriting Agreement	Not Appllicable

(2)	Charter and By-laws

(a) Articles Of Incorporation
(a)(1) Articles filed February 14, 2001
(a)(2) Amended Articles for adding new provisions dated April 3, 2015
(a)(3) Amended Articles for Preferred Stock October 24, 2016

(b) By-laws - Dated February 14, 2001

(3)	Instruments Defining the Rights of Security-Holders	Not Applicable

(4)	Form of Subscription Agreement

(5)	Voting Trust Agreement	Not Applicable

(6)	Material Contracts
(a) Warrant Agreement for Series A Warrants - October 24, 2016
(b) Warrant Agreement for Series B Warrants - October 24, 2016
(c) Warrant Agreement for Series C Warrants - October 24, 2016
(d) Warrant Agreement for Series D Warrants - October 24, 2016
(f) Stock Option Plan - Dated March 1, 2001

(7)	Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession.	Not Applicable

(8)	Escrow Agreements	Not Applicable

(9)	Letter re change of certifying accountant	Not Applicable

(10)	Power of Attorney	Not Applicable

(11)	Consent	Not Applicable
	(a) Experts	Not Applicable
	(b) Underwriters	Not Applicable
	(c) Others	Not Applicable

(12)	Opinion re Legality - Ronald S. Tucker

(13)	"Test the Water" Materials	Not Applicable

(14)	Appointment of Agent For Service of Process	Not Applicable

(15)	Additional Exhibits	Not Applicable

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on November 8, 2016.

Tensleep Financial Corporation

By: /s/Ronald S. Tucker Ronald S. Tucker	CEO, CFO, CAO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Ronald S. Tucker Ronald S. Tucker	Chief Executive Officer, and Chief Financial Officer, Director	November 8, 2016

/s/ Leticia I. Tucker Leticia I. Tucker	Secretray/Treasurer and Director	November 8, 2016

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